U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

InFinT Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

32 Broadway, Suite 401 New York, NY	10004
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	New York Stock Exchange

Class A ordinary shares, $0.0001 par value	New York Stock Exchange

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per whole share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-256310

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Units, Class A ordinary shares, par value $0.0001 per share (“Common Stock”), and Warrants, one of which entitles the holder to purchase one Class A ordinary share of InFint Acquisition Corporation (the “Registrant”). The description of the Units, Class A ordinary shares, and Warrants set forth below the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-256310), originally filed with the U.S. Securities and Exchange Commission on May 20, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

EXHIBIT INDEX

Exhibit No.	Description

3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256310))

3.2	Amended and Restated Articles of Association (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256310))

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256310))

4.2	Specimen Ordinary Shares Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256310))

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256310))

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256310))

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256310))

10.2	Form of Registration Rights Agreement among the Registrant and certain security holders (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256310))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

InFinT Acquisition Corporation

By:	/s/ Alexander Edgarov
Alexander Edgarov
Chief Executive Officer

Dated: November 17, 2021